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                                                                       Exhibit 5

                     [GOLDSTEIN & MANELLO, P.C. LETTERHEAD]


                                                            December 23, 1997


Spire Corporation
One Patriots Park
Bedford, MA 01730


Gentlemen:

        This opinion is furnished to you in connection with the filing on December 3, 1997 of a Registration Statement on Form S-2 with the Securities and Exchange Commission (the "SEC"), as amended by the filing on December 23, 1997 of Amendment No. 1 to the Registration Statement (as so amended, the "Registration Statement") for the purpose of registering 1,725,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Spire Corporation (the "Company").

        Of the Shares to be registered, 500,000 Shares (the "Selling Stockholder Shares") will be offered and sold by the Selling Stockholders (as defined in the Registration Statement), and 1,000,000 Shares will be offered and sold by the Company. The remaining 225,000 Shares may be sold in the offering upon the exercise of over allotment options granted to the Underwriters by the Company and a Selling Stockholder. Of the Shares to be offered and sold by the Company, 552,160 are held in the Company's treasury (the "Treasury Shares") and the remainder will be newly issued shares of Common Stock (the "New Shares").

        In rendering this opinion, we have examined and relied on:

        1. A copy of the Articles of Organization of the Company, as amended to date, certified by the Secretary of State of The Commonwealth of Massachusetts (the "Secretary") on December 16, 1997;

        2. Minutes of the meetings of the Board of Directors of the Company on November 25, 1997, certified to be true, correct and complete by the Clerk of the Company;

        3.      The corporate minute books of the Company;




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GOLDSTEIN & MANELLO, P.C.
Counsellors at Law


Spire Corporation
December 23, 1997
Page 2



        4.      The Registration Statement;

        5. A Certificate issued by the Secretary dated December 16, 1997 attesting to the legal existence of the Company;

        6.      A Certificate of the Treasurer of the Company;

        7. The index of the United States Bankruptcy Court for the District of Massachusetts (Boston) as reported by the Public Access to Court Electronic Records system online with said Court as updated through the close of business on December 18,1997, which indicated that no bankruptcy proceedings were pending in said Court by or against the Company as of the close of business on December 18, 1997; and

        8. Such case and statutory laws of The Commonwealth of Massachusetts as we have deemed relevant.

        We have assumed in our examination of documents and in the issuance of our opinion, both as of the date hereof and as of the date of sale of the Shares by the Company:

        1. The completeness and authenticity of all documents submitted to us as originals;

        2.      The genuineness of all signatures;

        3. The completeness and conformity to original documents of documents submitted to us as certified or copies;

        4. The legal capacity of each individual, and the power, authority and due authorization of each corporate signatory of a document, other than the Company, to execute said document;

        5. That prior to the issuance of the New Shares the Company will receive the consideration for the Shares stated in the Registration Statement;

        6. That upon the issuance of the New Shares, the Company will issue to each of the Underwriters named in the Registration Statement (the "Underwriters") a stock certificate representing the number of Shares purchased by each such Underwriter, which stock certificate will comply with the requirements of Section 27 of Chapter 156B of the Massachusetts General Laws;



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GOLDSTEIN & MANELLO, P.C.
Counsellors at Law


Spire Corporation
December 23, 1997
Page 3



        7. That the Company did not and will not make any distribution to any of the Underwriters that would cause any of them to be held liable therefor under Section 45 of Chapter 156B of the Massachusetts General Laws;

        8. That the Company, at any time relevant hereto, is not subject to receivership or bankruptcy proceedings; and

        9. That the Shares being registered will be offered and sold in compliance with applicable state and federal securities laws.

        Except as specifically set forth hereinabove, we have made no independent factual investigation.

        We opine only as to the laws of The Commonwealth of Massachusetts.

        Based upon and subject to the foregoing, we are of the opinion that the sale of the Shares by the Company to the Underwriters has been duly authorized by the Company, that the Treasury Shares have been legally issued and that, upon the issuance of the New Shares and the sale of the Treasury Shares and the New Shares to the Underwriters as set forth in the Prospectus which is most recently included in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable. The Selling Stockholder Shares have been legally issued and are fully paid and non-assessable.

        We consent to the filing of this letter with the SEC as an Exhibit to the Registration Statement and we further consent to the reference to our firm contained in the Registration Statement and in the Prospectus filed as a part thereof.


                                          Very truly yours,

                                          Goldstein & Manello, P.C.



                                          By: /s/ Stephen M. Honig
                                              -------------------------------
                                              Duly Authorized